Exhibit 99.1

American Midstream Partners, LP and Subsidiaries
Consolidated Statements of Operations
(Unaudited, in thousands, except for per unit amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue	$76,014	$56,420	$292,626	$194,843
Gain (loss) on commodity derivatives	94	243	28	3,400
Total revenue	76,108	56,663	292,654	198,243
Operating expenses:
Purchases of natural gas, NGLs and condensate	51,479	45,097	214,149	145,172
Direct operating expenses	8,654	5,248	29,553	16,798
Selling, general and administrative expenses	7,654	4,208	21,402	14,309
Equity compensation expense	217	511	2,094	1,783
Depreciation, amortization and accretion expense	7,728	5,562	29,999	21,284
Total operating expense	75,732	60,626	297,197	199,346
Gain (loss) on involuntary conversion of property, plant and equipment	(78)	(1,021)	343	(1,021)
Gain on sale of assets, net	—	2	—	123
Loss on impairment of property, plant and equipment	(2,923)	—	(18,155)	—
Operating loss	(2,625)	(4,982)	(22,355)	(2,001)
Other expense:
Interest expense	(2,333)	(1,487)	(9,291)	(4,570)
Net loss before income tax benefit	(4,958)	(6,469)	(31,646)	(6,571)
Income tax benefit	(94)	—	495	—
Net loss from continuing operations	(5,052)	(6,469)	(31,151)	(6,571)
Discontinued operations
(Loss) income from operations of disposal groups, net of tax	(489)	225	(2,255)	319
Net loss	(5,541)	(6,244)	(33,406)	(6,252)
Net income attributable to noncontrolling interests	100	7	633	256
Net loss attributable to the Partnership	$(5,641)	$(6,251)	$(34,039)	$(6,508)

General partner's interest in net loss	$(209)	$(124)	$(1,405)	$(129)
Limited partners’ interest in net loss	$(5,432)	$(6,127)	$(32,634)	$(6,379)

Limited partners' net loss per common unit:
Basic and diluted:
Loss from continuing operations	$(1.55)	$(0.69)	$(6.76)	$(0.73)
(Loss) income from operations of disposal groups	(0.07)	0.02	(0.24)	0.03
Net loss	$(1.62)	$(0.67)	$(7.00)	$(0.70)
Weighted average number of common units outstanding:
Basic and diluted	6,935	9,145	7,981	9,113

American Midstream Partners, LP and Subsidiaries
Reconciliation of Net (loss) income attributable to the Partnership to Adjusted EBITDA to Distributable Cash Flow
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Reconciliation of Adjusted EBITDA to Net loss attributable to the Partnership
Net loss attributable to the Partnership	$(5,641)	$(6,251)	$(34,039)	$(6,508)
Add:
Depreciation, amortization and accretion expense	7,728	5,595	29,999	21,284
Interest expense	2,149	1,270	7,850	4,570
Debt issuance costs	518	424	2,113	1,564
Unrealized (gain) loss on derivatives, net	337	740	1,495	(992)
Non-cash equity compensation expense	217	511	2,094	1,783
Transaction expenses	2,139	—	3,987	—
Impairment on property, plant and equipment	2,923	—	18,155	—
Loss on impairment of noncurrent assets held for sale	593	—	2,400	—
Deduct:
Income tax benefit	185	—	847	—
COMA income	299	393	843	3,373
Straight-line amortization of put costs (a)	30	22	119	291
OPEB plan net periodic benefit (cost)	19	24	73	88
Gain (loss) on involuntary conversion of property, plant and equipment	—	(1,021)	343	(1,021)
Gain (loss) on sale of assets, net	(75)	2	(75)	123
Adjusted EBITDA	$10,505	$2,869	$31,904	$18,847
Deduct:
Cash interest expense (b)	$1,713	$1,264	$7,295	$3,854
Normalized maintenance capital	1,196	1,037	4,685	3,828
Normalized integrity management (c)	—	315	—	1,007
Series A Convertible Preferred payment	1,321	—	3,696	—
Distributable Cash Flow	$6,275	$253	$16,228	$10,158

(a)	Amounts noted represent the straight-line amortization of the cost of commodity put contracts over the life of the contract.

(b)	Excludes amortization of debt issuance costs and mark-to-market adjustments related to interest rate derivatives.

(c)
Amounts noted represent average estimated integrity management costs over the seven-year mandatory testing cycle, net of integrity management costs that are expensed in direct operating expenses.  Following a recent re-evaluation of the integrity management program, management determined that integrity management expenses will continue to be expensed as incurred in direct operating expenses consistent with past practice.  However, beginning with the third quarter of 2013, integrity management expenses are no longer normalized in the calculation of distributable cash flow.

American Midstream Partners, LP and Subsidiaries
Segment Operating Data
(Unaudited, in thousands, except for operating and pricing data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Segment Financial and Operating Data:
Gathering and Processing segment
Financial data:
Revenue	$49,146	$44,407	$192,446	$145,714
Gain (loss) on commodity derivatives, net	94	243	28	3,400
Total revenue	49,240	44,650	192,474	149,114
Purchases of natural gas, NGLs and condensate	41,106	33,880	156,334	108,656
Direct operating expenses	3,525	4,236	14,214	11,767
Other financial data:
Segment gross margin	$7,955	$8,072	$36,464	$35,393
Operating data:
Average throughput (MMcf/d)	298.2	209.7	277.2	291.2
Average plant inlet volume (MMcf/d) (a)	125.8	73.6	117.3	116.1
Average gross NGL production (Mgal/d) (a)	49.6	38.5	52.0	49.9
Average gross condensate production (Mgal/d) (a)	47.2	32.7	46.2	22.6
Average realized prices:
Natural gas ($/MMcf)	$4.24	$3.62	$4.03	$2.98
NGLs ($/gal)	$1.01	$0.97	$0.90	$1.08
Condensate ($/gal)	$2.14	$2.25	$2.29	$2.30
Transmission segment
Financial data:
Total revenue	$23,361	$15,413	$90,377	$52,529
Purchases of natural gas, NGLs and condensate	10,373	11,216	57,815	36,516
Direct operating expenses	4,310	1,012	13,259	5,031
Other financial data:
Segment gross margin	$12,966	$3,841	$32,408	$13,313
Operating data:
Average throughput (MMcf/d)	743.8	365.2	644.7	398.5
Average firm transportation - capacity reservation (MMcf/d)	587.6	736.4	640.7	703.6
Average interruptible transportation - throughput (MMcf/d)	497.0	113.3	389.2	86.6
Terminals segment (b)
Financial data:
Total revenue	$3,507	$—	$9,831	$—
Direct operating expenses	819	—	2,080	—
Other financial data:
Segment gross margin	$2,688	$—	$7,751	$—
Operating data:
Storage utilization	96%	—	96%	—
(a)     Excludes volumes and gross production under our elective processing arrangements.
(b)     Terminals segment amounts are for the period from April 15, 2013 to December 31, 2013.

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